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                                                                    EXHIBIT 10.1

                        GOVERNMENT PROPERTIES TRUST, INC.

                           2003 EQUITY INCENTIVE PLAN

ARTICLE 1.        ESTABLISHMENT, OBJECTIVES AND DURATION

         1.1 ESTABLISHMENT OF THE PLAN. Government Properties Trust, Inc., a Maryland corporation (hereinafter referred to as the "Company"), hereby establishes a long-term incentive compensation plan to be known as the "Government Properties Trust, Inc. 2003 Equity Incentive Plan" (hereinafter referred to as the "Plan"), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, and Performance Units.

         Subject to the approval of the Company's shareholders, the Plan shall become effective on the date it is approved by the Board (the "Effective Date") and shall remain in effect as provided in Section 1.3 hereof.

         1.2 OBJECTIVES OF THE PLAN. The objectives of the Plan are to optimize the profitability and growth of the Company through long-term incentives which are consistent with the Company's objectives and which link the interests of Participants to those of the Company's shareholders; to provide Participants with an incentive for excellence in individual performance and to promote teamwork among Participants; and to give the Company a significant advantage in attracting and retaining officers, key employees and directors.

         The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of Participants who make significant contributions to the Company's success and to allow Participants to share in the success of the Company.

         1.3 DURATION OF THE PLAN. The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 15 until all Shares subject to the Plan pursuant to Article 4 shall have been purchased or acquired according to the provisions hereof. In no event, however, may an Award be granted under the Plan on or after the tenth anniversary of the Effective Date.

ARTICLE 2.        DEFINITIONS

         Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:


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         2.1 "AWARD" means, individually or collectively, a grant under this
Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, or Performance Units.

         2.2 "AWARD AGREEMENT" means an agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award or Awards granted under this Plan to such Participant.

         2.3 "BOARD" or "BOARD OF DIRECTORS" means the Board of Directors of the Company.

         2.4 "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

         2.5 "COMMITTEE" means, as specified in Article 3 herein, the Compensation Committee of the Board or such other committee as may be appointed by the Board to administer the Plan.

         2.6 "COMPANY" means Government Properties Trust, Inc., a Michigan corporation and any successor thereto as provided in Article 18 herein.

         2.7 "DIRECTOR" means any individual who is a member of the Board of Directors.

         2.8 "DISABILITY" shall mean (a) long-term disability as defined under a long-term disability plan maintained by an Employer and covering that individual, or (b) if the individual is not covered by such a long-term disability plan, disability as defined for purposes of eligibility for a disability award under the Social Security Act.

         2.9 "EFFECTIVE DATE" shall have the meaning ascribed to such term in
Section 1.1 hereof.

         2.10 "ELIGIBLE EMPLOYEE" means any officer or other key employee of the Company or of any other Employer. Directors who are not employed by the Company or another Employer shall not be considered Eligible Employees under this Plan.

         2.11 "EMPLOYER" means, individually, the Company and any other corporation, trust or partnership in which the Company owns directly or indirectly at least 50% in value of the outstanding capital or profits interest.

         2.12 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.


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         2.13 "EXERCISE PRICE" means the price at which a Share may be purchased pursuant to the exercise of an Option.

         2.14 "FAIR MARKET VALUE" means the per share value of the Shares as of a given date, determined as follows:

                  (a) If the Shares are listed or admitted for trading on the New York Stock Exchange (or if not, on another national securities exchange upon which the Shares are listed), the Fair Market Value of a Share is the closing quotation for such shares based on composite transactions for the New York Stock Exchange (or if not listed on it, such other national securities exchange) on the last trading day for the Shares prior to such given date.

                  (b) If the Shares are not traded on any national securities exchange, but are quoted on the National Association of Securities Dealers, Inc. Automated Quotation System (NASDAQ System) or any similar system of automated dissemination of quotations of prices in common use, the Fair Market Value of a Share is the last sales price (if the Shares are then listed as a national market issue under the NASDAQ System), or the mean between the closing representative bid and asked prices (in all other cases) on the day in question or, if there should be no sale on that date, on the next preceding day on which there was a sale.

                  (c) If neither clause (a) nor clause (b) of this Section 2.14 is applicable, the Fair Market Value of a Share is the fair market value per share as of such valuation date, as determined by the Committee in good faith and in accordance with uniform principles consistently applied; provided, however, that the Fair Market Value of a Share on the date of the completion of an initial public offering of the Shares shall be the initial public offering price.

         2.15 "FREESTANDING SAR" means an SAR that is granted independently of any Option, as described in Article 7 herein.

         2.16 "INCENTIVE STOCK OPTION" or "ISO" means an option to purchase Shares granted under Article 6 herein which is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422.

         2.17 "NONEMPLOYEE DIRECTOR" means an individual who is a member of the Board of Directors of the Company but who is not an employee of the Company or any other Employer.

         2.18 "NONQUALIFIED STOCK OPTION" or "NQSO" means an option to purchase Shares granted under Article 6 herein that is not intended to meet the requirements of Code Section 422.


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         2.19 "OPTION" means an Incentive Stock Option or a Nonqualified Stock
Option, as described in Article 6 herein.

         2.20 "PARTICIPANT" means an Eligible Employee, Nonemployee Director, consultant or advisor who has been selected by the Committee to participate in the Plan pursuant to Section 5.2 and who has outstanding an Award granted under the Plan.

         2.21 "PERFORMANCE-BASED EXCEPTION" means the performance-based exception from the tax deductibility limitations of Code Section 162(m) and any regulations promulgated thereunder.

         2.22 "PERFORMANCE UNIT" means a Share equivalent Award granted to a Participant, as described in Article 9 herein.

         2.23 "RESTRICTION PERIOD" means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance objectives, or upon the occurrence of other events as determined by the Committee, at its discretion), and/or the Restricted Stock are not vested.

         2.24 "RESTRICTED STOCK" means a contingent grant of Shares awarded to a Participant pursuant to Article 8 herein.

         2.25 "RETIREMENT" shall mean termination of service on or after (a) attaining the normal retirement age under the tax-qualified defined benefit retirement plan or, if none, the tax-qualified defined contribution retirement plan, sponsored by the Company or another Employer in which the Participant participates, or (b) in the absence of such any such plan, attaining age sixty-two with ten years of continuous service with one or more Employers provided that the retirement is approved by the Chief Executive Officer of the Company unless the Participant is an officer subject to Section 16 of the Exchange Act in which case the retirement must be approved by the Committee.

         2.26     "SHARES" means the Company's common shares.

         2.27 "STOCK APPRECIATION RIGHT" or "SAR" means an Award, granted alone or in connection with a related Option, designated as an SAR, pursuant to the terms of Article 7 herein.

         2.29 "SUBSIDIARY" means a subsidiary corporation of the Company within the meaning of Code Section 424(f).

         2.30 "TANDEM SAR" means an SAR that is granted in connection with a related Option pursuant to Article 7 herein, the exercise of which requires forfeiture of the right to


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purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

ARTICLE 3.        ADMINISTRATION

         3.1 THE COMMITTEE. The Plan shall be administered by the Compensation Committee of the Board, or by any other Committee appointed by the Board, which Committee (unless otherwise determined by the Board) shall satisfy the "nonemployee director" requirements of Rule 16b-3 under the Exchange Act and the regulations thereunder and the "outside director" provisions of Code Section 162(m), or any successor regulations or provisions.

         3.2 AUTHORITY OF THE COMMITTEE. Except as limited by law and subject to the provisions herein, the Committee shall have full power and discretion to: select Eligible Employees, Nonemployee Directors, consultants and advisors who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend or waive rules and regulations for the Plan's administration; and, subject to the provisions of Article 15 herein, amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. Except as limited by law, the Committee may authorize one or more officers of the Company to do one or both of the following: (i) designate Eligible Employees, consultants and advisors of the Company or any of its Subsidiaries to be recipients of Awards, and (ii) determine the size, terms and conditions of any Award; provided, however, that no such authority may be delegated with respect to Awards made to any person subject to Section 16 of the Exchange Act, any "covered employee" (within the meaning of Code Section 162(m)), or any Nonemployee Director.

         3.3 DECISIONS BINDING. All determinations and decisions made by the Committee pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company, its Board of Directors, its shareholders, all Employers, employees, Participants and their estates and beneficiaries.

ARTICLE 4.        SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

         4.1 NUMBER OF SHARES AVAILABLE FOR GRANTS. Subject to adjustment as provided in Section 4.3 herein, the number of Shares that may be issued or transferred to Participants under the Plan shall be 1,000,000 Shares plus an annual increase to be added on the first day of each Company fiscal year that commences after December 31, 2004, equal to the lesser of (i) 200,000 Shares,
(ii) 5% of the number of Shares issued by the Company during the preceding fiscal year or (iii) a lesser amount determined by the Board.


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         The maximum number of Shares and Share equivalent units that may be granted during any calendar year to any one Participant under Options, Freestanding SARs, Restricted Stock, or Performance Units, shall be 150,000 (on an aggregate basis for all such types of Awards), which limit shall apply regardless of whether such compensation is paid in Shares or in cash.

         4.2 LAPSED AWARDS. Unless determined otherwise by the Committee, any Shares related to an Award that are forfeited, terminated, expire unexercised, tendered by a Participant to the Company in connection with the exercise of an Award, withheld from issuance in connection with a Participant's payment of tax withholding liability, settled in cash in lieu of Shares, or settled in such other manner so that a portion or all of the Shares included in such Award are not issued to a Participant shall be available for other Awards.

         4.3      ADJUSTMENTS FOR CERTAIN TRANSACTIONS.

         (a) In the event the Shares, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of securities or other property of the Company or of another legal entity (whether by reason of merger, consolidation, recapitalization, reclassification, split, reverse split, combination of shares, or otherwise) or if the number of such Shares shall be increased through the payment of a share dividend, then the Committee shall make appropriate adjustments to each Share theretofore appropriated or thereafter subject or which may become subject to an Award under this Plan, the number and kind of shares of securities into which each outstanding Share shall be so changed, or for which each such Share shall be exchanged, or to which each such Share shall be entitled, as the case may be. Outstanding Awards shall also be appropriately amended as to price and other terms as may be necessary to reflect the foregoing events. In the event there shall be any other change in the number or kind of the outstanding Shares, or of any stock or other securities into which such Shares shall have been changed, or for which it shall have been exchanged, then, if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in any Award therefore granted or which may be granted under the Plan, such adjustments shall be made in accordance with such determination.

         (b) Fractional Shares resulting from any adjustment in Awards pursuant to this section may be settled in cash or otherwise as the Committee shall determine. Notice of any adjustment shall be given by the Company to each Participant who holds an Award which has been so adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.


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         4.4 EMPLOYER PAYMENT. In the case of Shares delivered pursuant to an
Award granted to an employee of an Employer other than the Company or a Subsidiary, such Employer shall make a payment to the Company with respect to such Shares in an amount equal to (i) the Fair Market Value of the Shares on the date as of which they are so delivered, less (ii) in the case of an option, the aggregate exercise price for such Shares. For this purpose, the obligation to deliver Shares shall first be satisfied from any Shares transferred in payment of an exercise price.

ARTICLE 5.        ELIGIBILITY AND PARTICIPATION

         5.1 ELIGIBILITY. Individuals eligible to participate in this Plan consist of Eligible Employees, including Eligible Employees who are members of the Board, and subject to the limitations herein, Nonemployee Directors, consultants and advisors.

         5.2 ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible persons those to whom Awards shall be granted and shall determine the nature and amount of each Award.

ARTICLE 6.        STOCK OPTIONS

         6.1 GRANT OF OPTIONS. Subject to the terms and provisions of the Plan, Options may be granted in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee. Options granted to Eligible Employees who are employees of the Company or a Subsidiary may be either ISOs or NQSOs. Options granted to all other Participants who are not employees of the Company or a Subsidiary may only be NQSOs.

         6.2 AWARD AGREEMENT. Each Option grant shall be evidenced by an Award Agreement that shall specify the Exercise Price, the duration of the Option, the number of Shares to which the Option pertains, the manner, time and rate of exercise or vesting of the Option, and such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO within the meaning of Code Section 422 or an NQSO which is not intended to qualify under the provisions of Code Section 422.

         6.3 EXERCISE PRICE. The Exercise Price for each Share subject to an NQSO granted under this Plan shall be at least equal to eighty-five percent of the Fair Market Value of a Share on the date the Option is granted The Exercise Price for each Share subject to an ISO granted under this Plan shall be at least equal to one hundred percent of the Fair Market Value of a Share on the date the Option is granted; provided, however, that the price per share shall not be less than 110% of the Fair Market Value of such Share if on the date of grant the Participant owns (within the meaning of Code Section 422(b)(6)) more than 10% of the total combined voting power of all classes of shares of beneficial interest of the Company or any Subsidiary.


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         6.4 DURATION OF OPTIONS. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth anniversary of the date of its grant; provided, further, that in the case of an ISO granted to a Participant owning (within the meaning of Code Section 422(b)(6)), on the date of grant, more than 10% of the total combined voting power of all classes of shares of beneficial interest of the Company or any Subsidiary, the Option shall not be exercisable later than the fifth anniversary of the date of its grant. An ISO must be exercised no later than (a) three months following the Participant's termination of service with the Company, or
(b) if the Participant is disabled (within the meaning of Section 22(e)(3) of the Code), 12 months following the Participant's termination of service with the Company.

         6.5 DIVIDEND EQUIVALENTS. The Committee may grant dividend equivalents in connection with Options granted under this Plan. Such dividend equivalents may be payable in cash or in Shares, upon such terms as the Committee, in its sole discretion, deems appropriate.

         6.6 EXERCISE OF OPTIONS. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each Award or for each Participant. To the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the
Code) are exercisable for the first time by the Participant during any calendar year (under the Plan and all other incentive stock option plans of the Company) exceeds $100,000, such Options shall be treated as Nonqualified Options. The rule set forth in the preceding sentence shall be applied by taking Options into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

         6.7 PAYMENT. Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised accompanied by full payment for the Shares and any withholding tax relating to the exercise of the Option.

         The Exercise Price, and any related withholding taxes, upon exercise of any Option shall be payable: (a) in cash, or its equivalent, in United States dollars, or (b) if permitted in the governing Award Agreement, by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, or (c) if permitted in the governing Award Agreement, by a combination of (a) and (b). The Committee also may allow cashless exercise as permitted under Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law.


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         6.8 TERMINATION OF SERVICE. Each Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's service with the Company and all other Employers. Such provisions shall be determined by the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination of service. Except to the extent otherwise provided by the Committee in the Option Award Agreement, if a Participant terminates service with the Company for any reason other than (a) death on or after the first anniversary of the date of grant, or (b) Disability on or after the first anniversary of the date of grant, all Options granted to such Participant which have not yet become fully vested shall be immediately forfeited.

         6.9 NONTRANSFERABILITY OF OPTIONS. No Option granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or, in the case of an Option other than an ISO, pursuant to a domestic relations order (within the meaning of Rule 16a-12 promulgated under the Exchange Act). Further, all Options granted to a Participant under the Plan shall be exercisable during the Participant's lifetime only by such Participant or the Participant's guardian or legal representative. The Committee may require a Participant's guardian or legal representative to supply it with such evidence as the Committee deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Participant.

         6.10 NOTIFICATION OF DISQUALIFYING DISPOSITION. If any Participant shall make any disposition of Shares issued pursuant to the exercise of an ISO under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) days thereof.

ARTICLE 7.        STOCK APPRECIATION RIGHTS

         7.1 GRANT OF SARS. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs or any combination of these forms of SAR.

         Subject to Article 4 hereof, the Committee shall determine the number of SARs granted to each Participant and, consistent with the provisions of the Plan, determine the terms and conditions pertaining to such SARs.

         The grant price of a Freestanding SAR shall equal the Fair Market Value of a Share on the date of grant of the SAR. The grant price of Tandem SARs shall equal the Exercise Price of the related Option.


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         7.2 EXERCISE OF TANDEM SARS. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

         7.3 EXERCISE OF FREESTANDING SARS. Freestanding SARs may be exercised upon whatever terms and conditions the Committee imposes upon them.

         7.4 AWARD AGREEMENT. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR and such other provisions as the Committee shall determine.

         7.5 DURATION OF SARS. The term of an SAR granted under the Plan shall be determined by the Committee; provided, however, that such term shall not exceed ten years.

         7.6 PAYMENT OF SAR AMOUNT. Upon exercise of an SAR, a Participant shall be entitled to receive payment from his or her Employer in an amount determined by multiplying:

                  (a) the excess (or some portion of such excess as determined at the time of the grant by the Committee) if any, of the Fair Market Value of a Share on the date of exercise of the SAR over the grant price specified in the Award Agreement; by

                  (b) the number of Shares with respect to which the SAR is exercised.

         At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent Fair Market Value or in some combination thereof.

         7.7 TERMINATION OF SERVICE. Each SAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant's service with the Company and all other Employers. Such provisions shall be determined by the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of service.

         7.8 NONTRANSFERABILITY OF SARS. Except as otherwise provided in a Participant's Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, all SARs granted to a Participant under the Plan shall be exercisable during the Participant's lifetime only by such Participant or the Participant's guardian or legal representative. The Committee


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may require a Participant's guardian or legal representative to supply it with such evidence as the Committee deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Participant.

ARTICLE 8.        RESTRICTED STOCK

         8.1 GRANT OF RESTRICTED STOCK. Subject to the terms and provisions of the Plan, the Committee may, at any time and from time to time, grant Restricted Stock to Participants in such amounts as the Committee shall determine. Each grant of Restricted Stock shall be represented by the number of Shares to which the Award relates.

         8.2 AWARD AGREEMENT. Each Restricted Stock grant shall be evidenced by an Award Agreement that shall specify the Restriction Periods, the number of Shares granted, and such other provisions as the Committee shall determine.

         8.3 NONTRANSFERABILITY. Except as provided in this Article 8, the Restricted Stock granted herein may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Restriction Period established by the Committee and as specified in the Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee and as set forth in the Award Agreement. All rights with respect to Restricted Stock granted to a Participant under the Plan shall be available during the Participant's lifetime only to such Participant or the Participant's guardian or legal representative. The Committee may require a Participant's guardian or legal representative to supply it with such evidence as the Committee deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Participant.

         8.4 OTHER RESTRICTIONS. The Committee may impose such other conditions and/or restrictions on any Restricted Stock granted pursuant to the Plan as it deems advisable including, without limitation, restrictions based upon the achievement of specific performance objectives (Company-wide, business unit, and/or individual), time-based restrictions on vesting following the attainment of the performance objectives, and/or restrictions under applicable federal or state securities laws.

         The Company shall retain the certificates representing Shares of restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

         8.5 PAYMENT OF AWARDS. Except as otherwise provided in this Article 8, Shares covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Restriction Period.


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         8.6 VOTING RIGHTS. Except as otherwise set forth in an Award Agreement,
Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares during the Restriction Period.

         8.7 DIVIDENDS AND OTHER DISTRIBUTIONS. Except as set forth in an Award Agreement, Participants holding Shares of Restricted Stock hereunder shall be credited with regular cash dividends or dividend equivalents paid with respect to the underlying Shares while they are so held during the Restriction Period. Such dividends may be paid currently, accrued as contingent cash obligations, or converted into additional Shares, upon such terms as the Committee establishes.

         The Committee may apply any restrictions to the crediting and payment of dividends and other distributions that the Committee deems advisable. Without limiting the generality of the preceding sentence, if the grant or vesting of Restricted Stock is designed to qualify for the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Restricted Stock, such that the dividends and/or the Restricted Stock maintain eligibility for the Performance-Based Exception.

         8.8 TERMINATION OF SERVICE. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain unvested Restricted Stock following termination of the Participant's service with the Company and all other Employers. Such provisions shall be determined by the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Restricted Stock issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of service.

ARTICLE 9.        PERFORMANCE UNITS

         9.1 GRANT OF PERFORMANCE UNITS. Subject to the terms of the Plan, Performance Units may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

         9.2 VALUE OF PERFORMANCE UNITS. Each grant of Performance Units shall be represented by the number of Share equivalent units to which the Award relates. The Committee shall set performance objectives in its discretion which, depending on the extent to which they are met, will determine the number of Performance Units that will be paid out to the Participant. For purposes of this
Article 9, the time period during which the performance objectives must be met shall be called a "Performance Period" and shall be set by the Committee in its discretion.

         9.3 EARNING OF PERFORMANCE UNITS. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units shall be entitled to


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receive payout on the number of Performance Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives have been achieved.

         9.4 AWARD AGREEMENT. Each grant of Performance Units shall be evidenced by an Award Agreement which shall specify the material terms and conditions of the Award, and such other provisions as the Committee shall determine.

         9.5 FORM AND TIMING OF PAYMENT OF PERFORMANCE UNITS. Except as provided in Article 12, payment of earned Performance Units shall be made within seventy-five calendar days following the close of the applicable Performance Period in a manner determined by the Committee. Payment of earned Performance Units may be in the form of cash or in Shares (or in a combination thereof).

         9.6 TERMINATION OF SERVICE DUE TO DEATH, DISABILITY, OR RETIREMENT. Unless determined otherwise by the Committee and set forth in the Participant's Award Agreement, in the event the service of a Participant is terminated by reason of death, Disability or Retirement during a Performance Period, the Participant shall receive a payout of the Performance Units which is prorated, as specified by the Committee in the Award Agreement. Payment of earned Performance Units shall be made at a time specified by the Committee and set forth in the Participant's Award Agreement.

         9.7 TERMINATION OF SERVICE FOR OTHER REASONS. In the event that a Participant's service terminates during a Performance Period for any reason other than those reasons set forth in Section 9.6 herein, all Performance Units shall be forfeited by the Participant, unless determined otherwise by the Committee in the Participant's Award Agreement.

         9.8 NONTRANSFERABILITY. Except as otherwise provided in a Participant's Award Agreement, Performance Units may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, a Participant's rights under the Plan shall be exercisable during the Participant's lifetime only by such Participant or Participant's guardian or legal representative. The Committee may require a Participant's guardian or legal representative to supply it with such evidence as the Committee deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Participant.

ARTICLE 10.       PERFORMANCE MEASURES

         Unless and until the Committee proposes for shareholder approval and the Company's shareholders approve a change in the general performance measures set forth in this Article 10, the attainment of which may determine the degree of payout and/or vesting with respect to Awards which are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for purposes of such awards shall be chosen from among the following alternatives:

         (a)      Net earnings;

         (b)      Revenues;

         (c)      Earnings per share;

         (d)      Net income (before or after taxes);

         (e)      Net operating profit;

         (f) Return measures (including, but not limited to, return on assets, capital, equity, or revenue);

         (g) Cash flow (including, but not limited to, operating cash flow and free cash flow);

         (h) Cash flow return on investments, which equals net cash flows divided by owner's equity;

         (i) Earnings before or after taxes, interest, depreciation and/or amortization;

         (j)      Internal rate of return or increase in net present value;

         (k) Share price (including, but not limited to, growth measures and total shareholder return);

         (l)      Comparisons to various stock market indices;

         (m)      Comparisons to the performance of other companies;

         (n)      Economic value added (income in excess of capital costs);

         (o)      Level of dividends; and

         (p)      Market share.

         The Committee shall have the discretion to adjust the determinations of the degree of attainment of the preestablished performance objectives; provided, however, that Awards which are designed to qualify for the Performance-Based Exception may not be adjusted except to the extent permitted under Code Section 162(m).

         In the event that Code Section 162(m) or applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards which shall not qualify for the Performance-Based Exception, the Committee may make such grants without satisfying the requirements of Code Section 162(m).

ARTICLE 11.       BENEFICIARY DESIGNATION

         Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of the death of the Participant before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee during the Participant's lifetime. If the Participant's designated beneficiary predeceases the Participant or no beneficiary has been designated, benefits remaining unpaid at the Participant's death shall be paid to the Participant's spouse or if none, the Participant's estate.

ARTICLE 12.       DEFERRALS

         The Committee may permit or require a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock, or the satisfaction of any requirements or objectives with respect to Performance Units. If any such deferral election is permitted or required, the Committee shall, in its sole discretion, establish rules and procedures for such deferrals. Notwithstanding the foregoing, the Committee in its sole discretion may defer payment of cash or the delivery of Shares that would otherwise be due to a Participant under the Plan if such payment or delivery would result in compensation not deductible by the Company or any other Employer by virtue of Code Section 162(m). Such a deferral may continue until the payment or delivery would result in compensation deductible by the Company or such other Employer under Code Section 162(m).

ARTICLE 13.       RIGHTS OF EMPLOYEES

         13.1 SERVICE. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any other Employer to terminate any Participant's service at any time, or confer upon any Participant any right to continue in the employ of the Company or any other Employer.

         13.2 PARTICIPATION. No person shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

ARTICLE 14.       REPLACEMENT AWARDS.

         The Committee is expressly authorized, in its discretion, to effect a "repricing" (as defined by the listing standards of the national securities exchange or automated quotation system on which the Shares are traded or if the Shares are not traded on a national securities exchange or automated quotation system, then by the listing standards of the New York Stock Exchange) of any Award made under the Plan if the Committee determines that such action is in the best interests of the Company and its shareholders.

ARTICLE 15.       AMENDMENT, MODIFICATION AND TERMINATION

         15.1 AMENDMENT, MODIFICATION AND TERMINATION. The Board may at any time and from time to time, alter, amend, modify or terminate the Plan in whole or in part.

         Subject to the terms and conditions of the Plan, the Committee may modify, extend or renew outstanding Awards under the Plan, or accept the surrender of outstanding Awards (to the extent not theretofore exercised) and grant new Awards in substitution therefor (to the extent not theretofore exercised). The Committee shall not, however, modify any outstanding Incentive Stock Option so as to specify a lower Exercise Price. Notwithstanding the foregoing, no modification of an Award shall, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted under the Plan.

         15.2 ADJUSTMENT OF AWARDS UPON THE OCCURRENCE OF CERTAIN UNUSUAL OR NONRECURRING EVENTS. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, subject to the requirements of Code Section 162(m) for the Performance-Based Exception in the case of Awards designed to qualify for the Performance-Based Exception.

         15.3 AWARDS PREVIOUSLY GRANTED. No termination, amendment or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

         15.4 COMPLIANCE WITH CODE SECTION 162(m). Awards, when Code Section 162(m) is applicable, shall comply with the requirements of Code Section 162(m); provided, however, that in the event the Committee determines that such compliance is not desired with respect to any Award or Awards available for grant under the Plan, then compliance with Code Section 162(m) will not be required. In addition, in the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award or Awards available under the Plan, the Committee may, subject to this Article 15, make any adjustments it deems appropriate.

ARTICLE 16.       WITHHOLDING

         16.1 TAX WITHHOLDING. Each Employer shall have the power and the right to deduct or withhold, or require a Participant to remit to the Employer, an amount (either in cash or Shares) sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

         16.2 SHARE WITHHOLDING. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, an Employer may satisfy the minimum withholding requirement for supplemental wages, in whole or in part, by withholding from the Award Shares having a Fair Market Value (determined on the date the Participant recognizes taxable income on the Award) equal to the withholding tax required to be collected on the transaction. The Participant may elect, subject to the approval of the Committee, to deliver the necessary funds to satisfy the withholding obligation to an Employer, in which case there will be no reduction in the Shares otherwise distributable to the Participant.

ARTICLE 17.       INDEMNIFICATION

         Each person who is or has been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in a settlement approved by the Company, or paid by such person in satisfaction of any judgment in any such action, suit, or proceeding against such person, provided such person shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE 18.       SUCCESSORS

         All obligations of an Employer under the Plan or any Award Agreement with respect to Awards granted hereunder shall be binding on any successor to the Employer, whether the existence of such successor is the result of a direct or indirect purchase of all or substantially all of the business and/or assets of the Employer, or a merger, consolidation, or otherwise.

ARTICLE 19.       LEGAL CONSTRUCTION

         19.1 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

         19.2 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

         19.3 REQUIREMENTS OF LAW. The granting of Awards and the issuance of Share and/or cash payouts under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. The Committee may impose such restrictions on any Shares delivered pursuant to any Award granted under this Plan as the Committee deems necessary or advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

         19.4 SECURITIES LAW COMPLIANCE. With respect to any individual who is, on the relevant date, an officer, director or ten percent beneficial owner of any class of the Company's equity securities that is registered pursuant to
Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act, or any successor rule. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

         19.5 AWARDS TO FOREIGN NATIONALS AND EMPLOYEES OUTSIDE THE UNITED STATES. To the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law of practice and to further the purposes of this Plan, the Committee may, without amending the Plan, (i) establish rules applicable to Awards granted to Participants who are foreign nationals, are employed outside the United States, or both, including rules that differ from those set forth in this Plan, and (ii) grant Awards to such Participants in accordance with those rules.

         19.6 UNFUNDED STATUS OF THE PLAN. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments or deliveries of Shares not yet made to a Participant by the Company or any other Employer, nothing contained herein shall give any rights that are greater than those of a general creditor. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or payments hereunder consistent with the foregoing.

         The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

         19.7 GOVERNING LAW. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Maryland.

ARTICLE 20.       SHAREHOLDER APPROVAL

         This Plan will be submitted for the approval of the Company's shareholders within twelve months before or after the date of the Board's initial adoption of the Plan. Awards may be granted prior to such shareholder approval; provided, however, that such Awards shall not be exercisable or payable prior to the time when the Plan is approved by the shareholders; provided, further, that if such approval has not been obtained at the end of said twelve-month period, all Awards previously granted under the Plan shall thereupon be cancelled and become null and void.